Exhibit 99.2

UNAUDITED COMPARATIVE FINANCIAL STATEMENTS

Diogenix, Inc.
Nine Months Ended September 30, 2014 and 2013

Diogenix, Inc.
Unaudited Comparative Financial Statements

Nine Months Ended September 30, 2014 and 2013

Contents

Comparative Balance Sheets September 30, 2014 and December 31, 2013	1
Comparative Statements of Operations	2
Comparative Statements of Cash Flows	3
Notes to Financial Statements	4

DIOGENIIX, INC.

UNAUDITED COMPARATIVE BALANCE SHEETs

	September 30, 2014	December 31, 2013 (Audited)
Assets
Current Assets
Cash and cash equivalents	$1,457,056	$2,805,253
Prepaid expenses	31,531	74,933
Total Current Assets	1,488,587	2,880,186
Fixed Assets - Net	41,207	38,132
Intangible Assets - Net	27,106	32,832
Total Assets	$1,556,900	$2,951,150

Liabilities and Shareholders’ Deficit
Current Liabilities
Accounts payable	$55,571	$118,190
Accrued expenses	110,512	74,370
Deferred revenue	-	229,000
Notes payable	5,739,813	-
Interest payable	1,016,537	-
Total Current Liabilities	6,922,433	421,560
Long Term Liabilities
Notes payable	-	5,739,813
Interest payable	-	665,543
Total Liabilities	6,922,433	6,826,916
Shareholders’ Deficit
Series A convertible preferred shares, $0.01 par value; 8,409,092 shares authorized; 6,397,277 and 6,124,550 shares issued and outstanding, respectively (liquidation preference of $6,737,005)	63,973	61,246
Common stock, $0.01 par value; 15,000,000 shares authorized; 2,130,000 shares issued and outstanding	21,300	21,300
Additional paid-in capital	8,672,262	8,374,542
Accumulated deficit	(14,123,068)	(12,332,854)
Total Shareholders’ Deficit	(5,365,533)	(3,875,766)
Total Liabilities and Shareholders’ Deficit	$1,556,900	$2,951,150

The accompanying notes are an integral part of these financial statements.

1

DIOGENIIX, INC.

UNAUDITED COMPARATIVE STATEMENTS OF OPERATIONS

Nine-Month Period Ended September 30,	2014	2013
Revenue	$229,000	$250,000
Operating expenses
Research and development	1,155,854	1,299,332
General and administrative	512,660	439,030
Total operating expenses	1,668,514	1,738,362
Loss from operations	(1,439,514)	(1,488,362)
Other Expense - Interest	(350,703)	(266,679)
Net loss	$(1,790,217)	$(1,755,041)

The accompanying notes are an integral part of these financial statements.

2

DIOGENIIX, INC.

UNAUDITED COMPARATIVE STATEMENTS OF CASH FLOWS

Nine-Month Period Ended September 30,	2014	2013
Cash Flows Used in Operating Activities:
Net loss	$(1,790,217)	$(1,755,041)
Adjustments to reconcile net loss to net cash used in operating activities:
Accrued interest on notes payable	350,994	266,829
Depreciation and amortization	12,671	6,306
Stock based compensation	450	-
Changes in operating assets and liabilities:
Prepaid expense and other current assets	43,402	79,048
Accounts payable	(62,619)	(165,697)
Accrued expenses	36,142	55,078
Deferred revenue	(229,000)	(250,000)
Net cash used in operating activities	(1,638,177)	(1,763,477)
Cash Flows Used in Investing Activities
Purchases of property and equipment	(10,020)	(40,751)
Cash Flows Provided by Financing Activities
Proceeds from notes payable	-	1,800,000
Proceeds from equity offerings - net	300,000	1,480,658
Net cash provided by financing activities	300,000	3,280,658
Net increase (decrease) in cash and cash equivalents	(1,348,197)	1,476,430
Cash and cash equivalents at beginning of period	2,805,253	1,874,569
Cash and cash equivalents at end of period	$1,457,056	$3,350,999

The accompanying notes are an integral part of these financial statements.

3

DIOGENIIX, INC.

NOTES TO UNAUDITED FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies	A summary of the Company’s significant accounting policies consistently applied in the preparation of the accompanying financial statements follows.

Nature of operations

DioGenix, Inc. (the “Company”) is a Delaware corporation based in Gaithersburg, Maryland. The Company is a privately funded molecular diagnostics enterprise focused on the development and commercialization of novel and diagnostic, prognostic and treatment response monitoring tests.

As of September 30, 2014, the Company has devoted substantially all of its efforts to product development, raising capital and building infrastructure, and has not realized revenues from its planned principal operations.

Going concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. This basis of accounting contemplates the recovery of the Company’s assets and the satisfaction of its liabilities in the normal course of business. The Company has experienced net losses since its inception on September 19, 2008 through September 30, 2014, and had an accumulated deficit of $14,123,068 at September 30, 2014. The Company expects to continue to incur net losses for at least the next several years.

Successful transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support the Company’s cost structure. Accordingly, if the Company is unable to generate revenues adequate to support its cost structure, the Company will need to raise additional debt or equity financing to continue to fund its development and commercialization activities. Management is currently seeking additional sources of funding that would generate sufficient resources to assure the continuation of the Company’s operations (see Note 11).

Use of estimates	The preparation of the financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates and such differences could be material to the financial statements.

4

Cash and cash equivalents	The Company considers all highly liquid short-term debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Depreciation and amortization

Fixed assets are stated at cost, net of accumulated depreciation. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, generally ranging from three to five years. Maintenance, repairs, and minor renewals are charged to expense when incurred (see Note 3).

Intangible assets are stated at cost and are amortized using the straight-line method over the shorter of the estimated useful life or contract life (see Note 4).

Long-lived assets

In accordance with authoritative guidance for the impairment or disposal of long-lived assets, if indicators of impairment exist, the Company assesses the recoverability of the affected long-lived assets by determining whether the carrying value of such assets can be recovered through the undiscounted future operating cash flows. If impairment is indicated, the Company measures the amount of such impairment by comparing the carrying value of the asset to the present value of the expected future cash flows associated with the use of the asset. The Company believes the future cash flows to be received from the long-lived assets in use will exceed the assets’ carrying value, and accordingly, the Company has not recognized any impairment losses during the periods ended September 30, 2014 or 2013.

Revenue recognition

The Company’s revenues were generated from a grant awarded to the Company on September 7, 2012. The Company was awarded a Blood Antibody Gene Signature (AGS) grant from Fast Forward, a not for profit subsidiary of the National MS Society.

The revenue from the AGS grant is derived from the completion of certain development services and the reimbursement of certain development costs incurred to conduct such development services.

Revenue from upfront, nonrefundable service fees are recognized when earned, as evidenced by written acknowledgement from the collaborator or other persuasive evidence that all service deliverables have been achieved, provided that the service deliverables are substantive and their achievability was reasonably assured at inception of the AGS grant agreement.

Any amounts received in advance of satisfying the Company’s revenue recognition criteria are recorded as deferred revenue.
Research and development

Research and development expenses relating to possible future products are expensed as incurred, unless technological feasibility is reached. Research and development expenses were $1,155,854 and $1,299,332 for the periods ended September 30, 2014 and 2013.

Stock-based compensation

The Company accounts for stock-based compensation in accordance with authoritative guidance for share-based payments and for equity instruments issued to non-employees, as applicable. The Company estimates the fair value of stock options using the Black-Scholes option pricing model. The fair value of the stock options granted is recognized as expense over the requisite service period, using the straight-line method.

Income taxes

Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the combination of the tax payable for the year and the change during the year in deferred tax assets and liabilities. The Company currently does not believe there is a more likely than not expectation that the deferred tax asset will be utilized in the foreseeable future, thus, a full valuation allowance has been established.

Fair value measurements	The carrying amounts of all financial instruments such as cash and cash equivalents, prepaid expenses, accounts payable, accrued expenses and debt instruments represent their fair value due to the short maturity of these items.

2. Significant Agreements and Contracts

Option agreement with University of Texas Southwestern Medical Center

In May 2011, the Company entered into an Option Agreement with the University of Texas Southwestern Medical Center (UTSW) for use of patent and technology rights for the development and commercialization of prognostic, diagnostic and disease monitoring tests pertaining to MS. The agreement, as amended, included a non-refundable option fee of $15,000 as well as the Company being responsible for expenses related to searching, filing, prosecuting and maintaining patent rights incurred during the option period that expired in May 2013.

Sponsored research agreement with UTSW	In August 2014, the Company entered into a new Sponsored Research Agreement (“nSRA”) with UTSW for additional services and consideration of approximately $19,000.

Research collaboration agreement with UTSW

In December 2012, the Company entered into a Research Collaboration Agreement with UTSW whereby the Company hired UTSW to perform research development and testing for the Phase III Validation study through May 2014. UTSW was paid based on sites brought online, and per patient sample testing of $3,190 and $1,000, respectively.

Patent and technology license agreement with UTSW

In May 2013, the Company entered into a Patent and Technology License Agreement with UTSW whereby the Company obtained rights to develop and commercialize prognostic, diagnostic, and disease monitoring tests related to MS or Neuromyelitis Optica (NMO), or related diseases. Under the agreement the Company is responsible for:

v)    Patent expenses of approximately $34,000 recorded in 2013, including future maintenance and prosecution costs;

vi)   Upfront license fee of $30,000 which was settled in 2013 with annual license maintenance of $5,000 per year starting in 2014;

vii)  Future milestone fees based on future sales and premarket notifications or approvals, aggregating $180,000; and

viii) Escalating royalty fees based on net sales starting at 1.5% (up to $20M in net sales), 3.0% (between $20M up to $80M in net sales) and 4.5% when net sales exceed $80M.

Master services agreement (MSA) with Theranostics Health (TH)

On August 12, 2013, the Company entered into an MSA with TH (located in Rockville, MD) for the performance of certain services, including analyzing biological samples to characterize relevant molecules. Such services are to be performed by TH for approximately $11,000 per month. The term of the agreement is 5 years, cancelable with 30 days written notice.

Financial services agreement with CRT Capital	In August 2014, the Company engaged CRT Capital as its financial advisor with respect to a potential merger transaction. The fees payable to CRT for professional services on a successful transaction will be a cash fee of $300,000 payable upon consummation of a merger transaction with net proceeds of at least $3,000,000, an additional $200,000 for net proceeds of at least $5,000,000 and an additional fee equal to 4% of net proceeds that are in excess of $10,000,000. Net Proceeds are defined as the sum of cash and the fair market value of any securities or other property available for distribution to the equity holders of the Company in connection with a merger transaction after all liabilities are paid or satisfied. (See Note 11).

3. Property and Equipment	Property and equipment consist of the following:

	September 30, 2014	December 31, 2013
Computer equipment	$3,028	$3,028
Laboratory equipment	51,327	41,307
	54,355	44,335
Less accumulated depreciation	(13,148)	(6,203)
	$41,207	$38,132

Depreciation expense related to property and equipment was $6,945 and $581 for the period ended September 30, 2014 and 2013.
4. Intangible Assets	Intangible assets consist of trademarks and trade names acquired in 2008, which are amortized on a straight-line basis over their estimated useful life of approximately 9 years. Intangible assets were originally recorded, and are carried, at a cost of $71,000.

4. Intangible Assets , Cont’d	Amortization expense was $5,726 for the period ended September 30, 2014 and 2013. Estimated future amortization expense of $27,106 at September 30, 2014 will be recognized on a straight-line basis over approximately the next 3 years.

5. Convertible Notes Payable to Affiliate	During 2008 and 2009, the Company issued convertible notes to a majority shareholder, Nerveda LLC, for a total of $3,000,000, with an annual interest rate of 2.38%.

In 2009, the notes and related accrued interest of approximately $3,000,000 were converted into Series A Preferred Shares at a price of $1.10 per share (see Note 6).

During 2011, 2012 and 2013, the Company received $2,079,813, $1,860,000 and $1,800,000, respectively, from the issuance of unsecured convertible promissory notes to related parties, including $2,000,000, $1,860,000 and $1,800,000, respectively, from the Company’s majority shareholder, Nerveda LLC. As amended, the notes and related accrued interest mature in January 2015 (see Note 11).

Such notes bear interest at 8.00% per annum, and are subject to mandatory repayment of the total then outstanding principal and accrued and unpaid interest within 30 days, if the Company enters into a transaction resulting in a change of control, or consummates an initial public offering. Alternatively, the notes will automatically convert, along with accrued and unpaid interest, into shares of the Company’s preferred shares at a conversion rate of 80% of the price per Series A Preferred Shares issued, upon the completion of a qualified equity financing of at least $3,000,000.

The Company owed $5,739,813 of principal and $1,016,537 of accrued interest, at September 30, 2014, including $5,660,000 of principal and $995,002 of accrued interest to Nerveda LLC, the Company’s majority shareholder.

6. Convertible Preferred Shares	On April 28, 2009, the Company amended and restated its articles of incorporation to authorize a total of 13,772,728 shares: 9,000,000 common shares and 4,772,728 Series A preferred shares with par values of $0.01 per share.

On August 29, 2013, the Company amended and restated its articles of incorporation to authorize a total of 23,409,092 shares: 15,000,000 common shares and 8,409,092 Series A preferred shares with par values of $0.01 per share.

The Series A Preferred Shares provide for dividends equal to $0.088 per share, when, as and if declared by the Board of Directors. The Series A Preferred Shares dividends are payable in preference and in priority to any dividends on common shares. There have been no dividends declared by the Board as of September 30, 2014. Other than the liquidation preference, the shares are not redeemable.

The shares of Series A Preferred Shares are convertible into an equal number of common shares, at the option of the holder, subject to certain anti-dilutive adjustments to maintain the 1:1 share ratio. Each share of Series A Preferred Shares is automatically converted into common shares immediately upon the earlier of: (i) the Company’s sale of its common shares in a firm commitment underwritten public offering pursuant to a registration statement under the Securities Act of 1933, as amended, in which the per share price is at least $3.30 per share (as adjusted), and the gross cash proceeds are at least $50 million, or (ii) the date specified by written consent or agreement of the holders of a majority of the then outstanding Preferred Shares.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the holders of Series A preferred shares then outstanding will be entitled to receive $1.10 per share, plus all declared and unpaid dividends, prior and in preference to any distribution of any of the Company’s assets to the common shareholders. If, upon any such liquidation event, the remaining assets of the Company available for distribution are insufficient to pay the holders of Series A preferred shares the full amount of their liquidation payment, each of the holders of Series A preferred shares will share ratably in any distribution of the remaining assets and funds of the Company in proportion to the respective amounts which would otherwise be payable.

6. Convertible Preferred Shares, Cont’d	After payment of the full preferred share liquidation payments, the remaining funds and assets of the Company legally available for distribution will be distributed ratably to the holders of common and preferred shares on an as-if converted basis.

The holders of Series A Preferred Shares are entitled to one vote for each common share into which such Series A Preferred Shares could then be converted; and with respect to such vote, such holder shall have full voting rights and powers equal to the voting rights and powers of the holders of common shares. Also, the preferred shareholders have been granted certain rights with regard to the election of members of the Company’s board of directors and various other corporate actions.

7. Stock Options	The Company’s 2008 Equity Incentive Plan, as amended (the “Plan”), provides for the granting of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock and restricted stock units to employees, directors and consultants. Under the Plan, no person shall be granted any incentive option to the extent that the aggregate fair market value of the underlying stock during any calendar year exceeds $100,000. The total number of authorized shares for awards of equity share options or other equity instruments under the Plan is 1,845,000 shares.

The stock options under the Amended Plan are granted with exercise prices not less than 100% of the estimated fair value of the underlying common shares as determined under the Amended Plan, and 110% of the estimated fair value of the underlying common shares for employees who own more than 10% of the total combined voting power of all classes of the Company’s shares. Options granted under the Plan generally have a 10 year life and vest over a four-year period.

The Company records stock-based compensation issued to employees based on the grant date fair value estimated using a Black-Scholes option valuation model, consistent with the provisions of the authoritative guidance for share-based payments to employees.

During the period ended September 30, 2014 and 2013, there were no options granted, exercised or cancelled, and the Company did not recognize any employee related stock-based compensation.

The Company accounts for equity instruments, including restricted stock or stock options, issued to non-employees in accordance with authoritative guidance for equity based payments to non-employees.

7. Stock Options, Cont’d	Stock options issued to non-employees are accounted for at their estimated fair value determined using the Black-Scholes option-pricing model. The fair value of options granted to non-employees is re-measured periodically as they vest, and the resulting change in value, if any, is recognized as expense during the remaining period the related services are rendered. For the period ended September 30, 2014, the Company recognized non-employee stock-based compensation of $450.

As of September 30, 2014, the Company had 1,378,740 stock options outstanding, exercisable and fully vested with a weighted average exercise price of $0.17. Additionally, 261,260 options remained available for future grants under the Plan, and there was no unrecognized compensation cost.

Estimates of fair value are not intended to predict actual future events or the value ultimately realized by employees who receive equity awards, and subsequent events are not indicative of the reasonableness of the original estimates of fair value made by the Company.

8. Income Taxes

As of September 30, 2014, a long-term deferred tax asset of $954,000 have been recognized for the temporary differences related to federal R&D credits, stock-based compensation and other reserves. The federal R&D credit will begin to expire in January 2029.

Additionally, long-term deferred tax assets of $4,899,200 at September 30, 2014 have been recognized primarily for the temporary differences related to federal and state net operating loss carry forwards.

As of September 30, 2014, there was a fully offsetting valuation allowance against the net long-term deferred tax assets recorded due to substantial doubt related to the Company’s ability to continue as a going concern and consume its deferred tax assets. The valuation allowance may be reduced at such time as management is able to determine that it is more likely than not that this deferred tax asset will be utilized. The valuation allowance was $5,853,200 at September 30, 2014.

At September 30, 2014, the Company had federal and state net operating loss carry forwards of $12,420,349. The federal and state tax loss carry forwards will begin to expire in 2029. The statute of limitations for the most recent federal and state tax return filing examinations expire in September 2017.

8. Income Taxes, Cont’d	The utilization of these net operating loss carry forwards and R&D tax credits is subject to consideration of past and future changes in ownership of the Company which may qualify as a change in ownership as defined under Section 382 and 383 of the Internal Revenue Code, causing a limitation on the use of tax net operating losses and R&D tax credits incurred before such date. The Company has not determined whether ownership changes have occurred as defined under Section 382 and 383 of the Internal Revenue Code, and therefore, the ability of the Company to utilize its net operating losses and R&D tax credits is unknown.

9. Employee Benefit Plans 401(k) plan	The Company maintains a defined contribution 401(k) plan available to eligible employees. Employee contributions are voluntary and are determined on an individual basis, limited to the maximum amount allowable under federal tax regulations. The Company, at its discretion, may make certain contributions to the 401(k) plan. Through September 30, 2014, no such contributions have been made.

10. Concentrations

Credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of temporary cash investments.

The Company maintains cash balances at various financial institutions primarily located in the United States. Accounts at these institutions are secured by the Federal Deposit Insurance Corporation. At times these balances exceed federally insured limits. The Company has not experienced any losses in such accounts. Management believes that the Company is not exposed to any significant credit risk with respect to its cash and cash equivalents.

11. Subsequent Events

In December 2014, the Company executed an amendment to the existing Convertible Notes Payable agreements to extend the maturity date to January 31, 2015 (see Note 5).

In December 2014, the Company signed a non-binding Letter of Intent that sets forth the principal terms of a proposal being considered by a third party (the “Purchaser”) for the proposed purchase of the Company in a merger transaction. Upon the satisfaction of certain conditions and execution of a definitive agreement, the Purchaser will purchase all of the outstanding shares, assets and liabilities of the molecular diagnostic business of the Company. The acquisition will exclude the convertible promissory notes payable and related accrued interest.

In December 2014, the Company was awarded with a transferrable Grow New Jersey (“NJ”) Tax Credit. Receipt of the tax credit is subject to additional terms and conditions that must be executed as part of the preconditions of program eligibility, as well as an approval fee of $37,275 and a tax credit certificate issuance fee of $37,275, among other fees. Under the grant terms, the Company could earn a NJ tax credit of up to $745,500 per year for a period of ten years. The cumulative tax credit is subject to the Company establishing operations in NJ, and earned based on each new job created, and sustained for a period of fifteen years.